SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 8, 2014

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St., N.W., North Canton, Ohio	44720
(Address of Principal Executive Offices)	(Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 8, 2014, The Timken Company, an Ohio corporation (the “Company”), announced that it is taking multiple actions to restructure its aerospace business. Among other things, the Company plans to:

•	eliminate Aerospace Segment leadership positions and integrate aerospace business activities under the direction of Christopher A. Coughlin, the Company’s Executive Vice President and Group President;

•	close its aerospace engine overhaul business, located in Mesa, Arizona, by the end of 2014;

•	evaluate strategic alternatives for its aerospace maintenance, repair and operations parts business, also located in Mesa, Arizona; and

•	close its aerospace bearing facility located in Wolverhampton, U.K., subject to the employee consultation process, rationalizing the capacity into existing facilities, with timing to be determined.

As a result of these restructuring actions, beginning with the reporting of financial results for the fourth quarter of 2014, the Company will no longer report aerospace business financial results as a separate segment, and will report the results from its aerospace business primarily within the Company’s Mobile Industries segment.

In connection with the restructuring actions, the Company expects to incur total pre-tax charges of approximately $110 million to $130 million consisting of: (i) non-cash charges of $110 million to $120 million that will be recorded in the third quarter, which primarily relate to a reduction of goodwill of approximately $25 million and inventory and fixed asset impairments totaling approximately $75 million; and (ii) cash charges that are expected to be less than $10 million, primarily consisting of severance costs that will be recorded as incurred.

Certain statements in this Current Report on Form 8-K (including statements regarding the Company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding the Company’s expectations for its aerospace business and the amount and timing of cash and non-cash charges related to the restructuring are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: severance costs that differ from original estimates due to, among other things, the nature and timing of employee terminations; and amounts for non-cash charges relating to inventory and other assets that differ from the original estimates based on the final fair value determinations. Additional factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: September 9, 2014

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